Exhibit 4.[ ●] DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following is a description of the common stock, par value $0.01 per share, of Pilgrim’s Pride Corporation (the “Company,” “we” or “us”) registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This description set forth below is a summary and is not complete and is qualified in its entirety by reference to the amended and restated certificate of incorporation, amended and restated bylaws and stockholders agreement, dated December 28, 2009 (the “JBS Stockholders Agreement”), between the Company and JBS USA Holding Lux S. à.r.l. (“JBS USA”), copies of which are filed as Exhibit 3.1, 3.2 and 4.3, respectively, to the Annual Report on Form 10-K of the Company. General Our certificate of incorporation, as amended, authorizes 800,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of December 29, 2019, 249,572,119 shares of common stock and no shares of preferred stock were outstanding. Shares of our common stock are traded on The Nasdaq Stock Market LLC under the symbol “PPC.” In general, any series of preferred stock will be afforded preferences regarding dividends and liquidation rights over the common stock. The certificate of incorporation, as amended, empowers our board of directors, without approval of the stockholders, to cause preferred stock to be issued in one or more series, and to fix the number of shares, designation, voting rights, powers, preferences and rights and any qualifications, limitations or restrictions of the shares of each series. Common Stock Dividends Subject to the limitations under the Delaware General Corporation Law (the “DGCL”), preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, the holders of shares of common stock will be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared by our board of directors at any time and from time to time out of any funds legally available for that purpose. Dividends will be paid to the holders of record of the outstanding shares of common stock as their names appear on the stock register on the record date fixed by our board of directors in advance of declaration and payment of each dividend. Any shares of common stock issued as a dividend will, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. Notwithstanding anything contained herein to the contrary, no dividends on shares of common stock will be declared by the board of directors or paid or set apart for payment at any time that such declaration, payment or setting apart is prohibited by applicable law. Liquidation Rights In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of shares of common stock will be entitled to receive ratably all of our remaining assets available for distribution after payment in full of all amounts owed to our creditors and distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock. A liquidation, dissolution, or winding-up of the Company, as such terms are used herein, will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Company. Voting Rights All shares of common stock have identical rights and privileges. The holders of our common stock are entitled to one vote for each share of common stock held of record on all matters to be voted on by stockholders. The holders of our common stock have no cumulative voting rights. The holders of common stock are entitled to vote on each matter properly submitted to the stockholders of the Company for their vote, including the election of directors; provided, however, that, except as otherwise required by law, holders of common stock will not be entitled to vote on any amendment to our certificate of incorporation, as amended, that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation, as amended. Directors shall be elected by a plurality of the shares entitled to vote on the election of directors and present in person or represented by proxy at the meeting of stockholders at which a quorum is present. All other matters, unless otherwise provided by applicable law, the rules or regulations of any stock exchange applicable to the Company, the certificate of incorporation, as amended, or the amended and restated bylaws (as disclosed herein), shall be decided by the affirmative vote of the holders of a majority of the total outstanding voting power of the shares of stock, present in person or represented by proxy, assuming a quorum is present. Preemptive Rights; Subscription Rights; Cumulative Voting Stockholders will not be entitled to preemptive or subscription rights or to cumulative voting. Other Rights and Preferences The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue, as described below. Additionally, the rights and privileges of shareholders are subject to the provisions of the Stockholders Agreement between us and JBS USA (the “JBS Stockholders Agreement”). Transfer Agent and Registrar The transfer agent and registrar for the common stock is Computershare Trust Company, N.A. JBS Stockholders Agreement The JBS Stockholders Agreement sets forth certain rights with respect to our common stock, corporate governance and other related corporate matters, some of which are memorialized in our certificate of incorporation, as amended, and/or our amended and restated bylaws. Generally, the terms of the JBS Stockholders Agreement are as follows: • Our board of directors currently consists of nine directors: (i) six directors designated by JBS USA (the “JBS Directors”), and (ii) three directors (the “Equity Directors”) elected by the stockholders other than the JBS USA and its affiliates (the “Minority Investors”). The JBS Stockholders Agreement contains terms regarding the appointment and removal of directors, the requirement for certain directors to be “independent” for purposes of applicable SEC rules and exchange listing requirements and the change in the size of the board of directors or relative numbers of JBS Directors and Equity Directors in the event that the respective parties’ ownership percentages change or in the event of changes in applicable law or exchange listing requirements. For example, if the percentage of our outstanding common stock beneficially owned by JBS USA exceeds 80%, then JBS USA will have the right to elect one additional member of our board of directors while the Minority Investors would have the right to elect one less member of our board of directors. Following the date JBS USA obtains beneficial ownership at 90% or more of our common stock, then JBS will have the right to elect all members of our board of directors. • If a greater number or proportion of independent directors on the board is required by applicable law or the rules of The Nasdaq Stock Market LLC, then (i) if JBS USA beneficially owns at least 50% of the issued and outstanding common stock, then, at the option of the JBS Nominating Committee (as defined in our certificate of incorporation, as amended), either (A) one or more of the then-existing JBS Directors who are not independent directors will be replaced with one or more JBS Directors who are independent directors or (B) the number of directors on the board will be increased by two, and the vacancies created by such increase shall be filled with persons designated by the JBS Nominating Committee who are independent directors; or (ii) if JBS USA beneficially owns less than 50% of the issued and outstanding common stock, then one or more of the then-existing JBS Directors who are not independent directors will be replaced with one or more JBS Directors who are independent directors. • The approval of at least a majority of the Equity Directors is required for certain actions, including, among other things, a change in the size of the board of directors and amendments of certain provisions of our certificate of incorporation, as amended, or our amended and restated bylaws that would or could reasonably be expected to adversely affect, in any material respect, the rights of the stockholders other than the Minority Investors.

• JBS USA is required to cause all shares of our common stock beneficially owned by it or its affiliates to be voted for or against, to be not voted, or to abstain from voting, in the same proportion as the shares of our common stock held by the Minority Investors are voted for or against, or abstained from voting, with respect to (A) the election or removal of Equity Directors and (B) proposals to adopt, amend or repeal our amended and restated bylaws that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class. With respect to all other matters submitted to a vote of holders of our common stock, JBS USA may vote, or abstain from voting, shares of our common stock held by it in its sole and absolute discretion. • We are permitted to make repurchases of our common stock from Minority Investors in the ordinary course if the following conditions are met: o none of JBS USA and its affiliates (other than the Company) provides the cash or property used to effectuate the redemption or repurchase directly or indirectly; o the cash or property used to effectuate the redemption or repurchase is derived solely from the Company’s operating cash flows, and not borrowings, equity issuances or sale or exchange transactions occurring outside of the ordinary course of business; o the redemption or repurchase qualifies for the safe harbor from liability available under Rule 10b- 18 of the Securities Exchange Act of 1934 (or any successor rule); and o the redemption or repurchase does not, and is not reasonably likely to, cause the Company to cease to comply with the applicable continued listing standards of the national securities exchange on which our common stock is listed. The JBS Stockholders Agreement may be terminated (i) by written agreement of the parties, (ii) on the consummation of the Mandatory Exchange Transaction or (iii) in the event that JBS USA owns 100% of our common stock, subject to the survival of certain covenants. The Equity Nominating Committee (as defined in our certificate of incorporation, as amended), acting by majority vote, will have the right to control the Company’s exercise of its rights and remedies under the stockholders agreement. Preferred Stock The certificate of incorporation, as amended, empowers our board of directors, without approval of the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and determine its designation, voting rights, powers, preferences and rights and any qualifications, limitations or restrictions on the shares of each series. In general, any series of preferred stock will be afforded preferences regarding dividends and liquidation rights over the common stock. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future without stockholder approval. Change of Control Related Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law A number of provisions in our certificate of incorporation, as amended, and amended and restated bylaws and under the Delaware General Corporation Law (the “DGCL”) may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below. No Written Consent of Stockholders Our certificate of incorporation, as amended, provides that, subject to the rights of holders of preferred stock, all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders. Special Meetings of Stockholders Our certificate of incorporation, as amended, and amended and restated bylaws provide that special meetings of stockholders may be called only by the chairman of our board of directors, the chief executive officer, the president, the affirmative vote of a majority of the whole board of directors or, as provided by the certificate of incorporation, as amended, by the Equity Nominating Committee. In addition, the certificate of incorporation, as amended, provides that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before such annual meeting. Advance Notice Requirements Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 270 days prior to the scheduled annual meeting date. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. Amendment to Certificate of Incorporation and Bylaws Any amendment of the provisions of our certificate of incorporation, as amended, relating to board composition (including size, vacancies and term), special meeting committees, meetings of stockholders (including special meetings) and requirements for the amendment of our bylaws or any amendment that, individually or taken as a whole with any other amendments, would adversely affect, or could reasonably be expected to adversely affect, in any material respect the rights of the stockholders, as a class, must be approved by the affirmative vote of a majority of our board of directors and the affirmative vote of at least a majority of the Equity Directors. Our amended and restated bylaws may be amended by the board of directors. Any amendment that would adversely affect or could reasonably be expected to adversely affect the rights of the Minority Investors requires the consent of at least a majority of the whole board, including the approval of at least a majority of the Equity Directors, subject to any limitations set forth in the amended and restated bylaws. Our amended and restated bylaws may also be amended by the affirmative vote of a majority of the then-outstanding shares entitled to vote in the election of directors (other than shares of capital stock of the Corporation beneficially owned by the JBS Stockholder), present in person or represented by proxy at a meeting at which a quorum is present, voting together as a single class. Undesignated Preferred Stock Our certificate of incorporation, as amended, provides for 50,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation, as amended, grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us. Section 203 of the DGCL We are subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: • before such date the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; • upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or • on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder. A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the “interested stockholders.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 of the DGCL permits us to elect not to be governed by its provisions, to date we have not made this election. As a result of the application of that statute, our potential acquirers may be discouraged from attempting to effect an acquisition transaction with us, which could possibly deprive holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices in such transactions.